UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Athena Technology Acquisition Corp. II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-2447308
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

442 5th Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	New York Stock Exchange

Shares of Class A common stock, par value $0.0001 per share, included as part of the units	New York Stock Exchange

Redeemable warrants, included as part of the units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-261287 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase shares of Class A common stock of Athena Technology Acquisition Corp. II (the “Company”). The description of the units, shares of Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-261287) originally filed with the U.S. Securities and Exchange Commission on November 23, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:	/s/ Isabelle Freidheim
Isabelle Freidheim
Chief Executive Officer

Dated: December 8, 2021

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